UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31543	92-3550089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	FLUX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2025 Annual Meeting of Stockholders of Flux Power Holdings, Inc. (the “Company”) held on May 28, 2025 (the “2025 ASM”), the Company’s stockholders approved the Flux Power Holdings, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan was approved by the Company’s Board of Directors (the “Board”) on February 26, 2025, subject to stockholder approval.

The Company will reserve a total of one million (1,000,000) shares of its common stock for issuance under the 2025 Plan. The Company intends to use the 2025 Plan to attract, hire, retain and incentivize employees, directors, officers and consultants. The 2025 Plan provides for the issuance of equity-based incentive awards including stock awards, restricted stock units, stock options, stock appreciation rights and other equity instruments.

A more detailed description of the 2025 Plan and related matters was set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2025, in the section entitled “Proposal 2: Approval of the 2025 Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary of the 2025 Plan, and the summary of the 2025 Plan set forth in the proxy statement, does not purport to be complete and are qualified in their entirety by reference to the complete text of the 2025 Plan which is attached to this Current Report as Exhibit 10.1 and incorporated into herein by reference.

Item 5.03 Amendments of Articles of Incorporation; Change in Fiscal Year.

As described in Item 5.07 below, on May 28, 2025, the Company held its 2025 ASM. Upon receipt of approval by a majority of stockholders of record entitled to vote at the ASM as of the record date, on May 28, 2025, the Company filed a certificate of amendment (the “Amendment”) to its amended and restated articles of incorporation, as amended (the “Articles of Incorporation”) with the Secretary of State of the State of Nevada to increase the number of authorized shares of common stock of the Company from 30,000,000 to 75,000,000, effective upon filing. The Amendment did not have any effect on the par value per share of the Company’s common stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2025, the Company held its 2025 ASM. As of the record date of April 8, 2025, 16,767,470 shares of the Company’s common stock were outstanding and entitled to vote. Of this amount, 13,665,517 shares of common stock, representing approximately 81.5% of the total number of shares of common stock entitled to vote, were represented in person or by proxy, constituting a quorum. Set forth below are the final voting results for the proposals presented for a stockholder vote at the 2025 ASM as certified by the Inspector of Elections.

With the exception of Proposal 4 relating to the proposal to amend the Company’s Articles of Incorporation to increase the number of shares of preferred stock and authorize blank preferred stock, all the director nominees were elected, and all other proposals received a sufficient number of votes to pass.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	WITHHELD	BROKER NON-VOTE
Krishna Vanka	8,633,377	24,377	5,007,763
Michael Johnson	8,631,242	26,512	5,007,763
Lisa Walters-Hoffert	8,379,340	278,414	5,007,763
Dale Robinette	8,382,177	275,577	5,007,763
Mark F. Leposky	8,617,118	40,636	5,007,763

2.	A proposal to approve the Company’s 2025 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,087,368	562,928	7,458	5,007,763

3.	A proposal to approve an amendment to our Amended and Restated Articles of Incorporation, as amended (“Articles”), to increase the authorized shares of common stock from 30,000,000 to 75,000,000:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
11,888,106	1,365,574	411,837	-

4.	A proposal to approve an amendment of our Articles to increase the number of authorized shares of preferred stock to 3,000,000 and to permit the issuance of 3,000,000 shares of preferred stock with rights and preferences to be determined by the Company’s Board of Directors from time to time

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
7,493,056	1,161,472	3,226	5,007,763

5.	A proposal to ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
13,659,145	5,876	496	-

6.	A proposal to approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposals 3 or 4 if there are not sufficient votes to approve Proposals 3 or 4:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
12,407,956	849,590	407,971	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Description
3.1	Certificate of Amendment to Articles of Incorporation
10.1	Flux Power Holdings, Inc. 2025 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

	By:	/s/ Krishna Vanka
Krishna Vanka
Chief Executive Officer

Dated: May 30, 2025